Exhibit 99.1

Sanara MedTech Inc. Announces Proposed Public Offering of Common Stock

FORT WORTH, TX / ACCESSWIRE / February 11, 2021 / Sanara MedTech Inc.

Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (NASDAQ: SMTI), a provider of wound and skin care products dedicated to improving patient outcomes, today announced that it intends to offer shares of its common stock in an underwritten public offering. In addition, Sanara intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of its common stock offered in the public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the proposed offering.

The shares of common stock are being offered by the Company pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the "SEC"). The offering will be made only by means of a prospectus, consisting of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when filed with the SEC, may also be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 6th Floor, New York, NY 10022, Attn: Capital Markets Department, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions and services, Sanara MedTech Inc. markets and distributes wound and skin care products and is seeking to offer wound care and dermatology virtual consultation services via telemedicine to physicians, hospitals, clinics, and all post-acute care settings. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen® to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, BIAKŌS™ Antimicrobial Wound Gel, BIAKŌS™ Antimicrobial Skin and Wound Irrigation Solution, and HYCOL™ Hydrolyzed Collagen Powder and Gel. We are constantly seeking long-term strategic partnerships with a focus on products and technologies that improve outcomes at a lower overall cost. In addition, Sanara is actively seeking to expand within its six focus areas of wound and skin care for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry.

Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “preliminary,” “potential” or “continue” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the proposed offering, the development of new products and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations
713-826-0524
CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.